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                                                                   Exhibit 10(c)



                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        Almedica Advanced Technology, LLC
                      a Delaware Limited Liability Company
                                 (the "Company")


         This Operating Agreement (the "Agreement") is entered into as of March 22, 2001, by and among Base Ten Systems, Inc., a New Jersey corporation having its principal office at One Electronics Drive, Trenton, New Jersey 08619 ("Base Ten"), and Almedica International Inc., a Delaware corporation having its principal office at 75 Commerce Drive, Allendale, New Jersey 07401 ("Almedica").

                                    ARTICLE I

                               General Provisions

                  WHEREAS, the Company was formed upon the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on February 28, 2001;

                  WHEREAS, the Company was formed to engage in the business of developing, producing, manufacturing and selling software for the automation of clinical trials processes, including, without limitation, the software, hardware, and items related thereto, set forth on Schedule A annexed hereto ("Schedule A"), and processes that support the supply of software products to clinical trials, from the receipt of raw materials, through shipping and distribution of packaged product (the "Clinical Business");

                  WHEREAS, in connection with the formation of the Company, Almedica has contributed $75,000.00 in cash (the "Funds") to the Company in exchange for 100% of the Common Interests of the Company (as defined in Section 1.05(d) hereof);
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                  WHEREAS, on the terms and conditions set forth herein, and subject to the approval of the shareholders of Base Ten, the Company proposes to grant, transfer and assign an aggregate of 20% of the Common Interests of the Company (upon which Almedica's Interest in the Company shall be reduced to 80% of the Common Interests of the Company) and transfer the Funds to Base Ten in exchange for Base Ten's grant, transfer and assignment to the Company of all of Base Ten's right, title and interest in and to the software, hardware, and items related thereto, reflected in Schedule A, as they exist as of the effective date of this Agreement, including, without limitation, (i) all right, title and interest in and to such software, free and clear of any lien or encumbrance of any sort or kind, (ii) all available relevant documentation relating to the foregoing, including, but not limited to, (a) all books, (b) ledgers, (c) files and (d) business records of every kind relating or pertaining to such software, including source code, and (iii) any copyrights, trademarks, tradenames or patents contained therein or related thereto;

                  WHEREAS, in connection with this Agreement, and prior to the consummation of this Agreement, Base Ten shall deliver to Almedica at a site designated by Almedica the software, hardware, and items related thereto, reflected in Schedule A, in a validated condition such that said software, hardware, and items related thereto can be used by the Company in the normal course of business; and

                  WHEREAS, in connection with, and prior to, the consummation of this Agreement, each of Base Ten and Almedica shall execute and deliver to the other a mutual release, substantially in the form of Exhibits A and B annexed hereto (each a "Release"), by which each of Base Ten and Almedica release one another with respect to events and acts occurring prior to the date hereof, other than such claims that may arise in connection with this Agreement or the transactions contemplated hereby after the date hereof.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants stated herein, the parties hereto, intending to be legally bound hereby, agree as follows.

                  1.01 Registered Office. The registered office of the Company in this state shall be 1209 Orange Street, Wilmington, Delaware 19801. The Company may change said registered office from one location to another in the State of Delaware.

                  1.02 Other Offices. The Company has an office at 75 Commerce Drive, Allendale, New Jersey 07401, and may have other offices that may at any time be established at any place or places.

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                  1.03 Purpose; Nature of Business Permitted; Powers. The
Company is organized primarily for the object and purpose of owning, licensing, selling and servicing the software set forth on Schedule A, conducting the Clinical Business, receiving the accrued earnings generated therefrom, and engaging in any other lawful activity for which limited liability companies may be organized under the Delaware Act (as defined herein). The Company shall possess and may exercise all the powers and privileges granted by the Delaware Act or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

                  1.04 Fiscal Periods. The fiscal year of the Company ("Fiscal Year") shall end on August 31 of each year. The "Fiscal Quarters" of the Company shall end on November 30, February 28/29, May 31 and August 31 of each Fiscal Year. A fiscal period ("Fiscal Period") of the Company shall commence at the beginning of the Fiscal Year, on any date on which an Interest is granted and on each date of admission or withdrawal of any Member and shall end on the date immediately preceding the next Fiscal Period or Fiscal Year.

                  1.05  Definitions.

                  (a) "Board of Directors" is defined in Section 5.01(a) hereof and shall be comprised of the Persons set forth in Section 5.01(b) hereof.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Common Interest Percentage" means a Member's percentage interest of Interest in the Company.

                  (d) "Common Interests" are the common membership interests of the Company, which may be divided into an unlimited number of classes or series of such interests.

                  (e) "Delaware Act" means the Delaware Limited Liability Company Act, as amended from time to time, and any successor to such Act.

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                  (f) "DGCL" means the Delaware General Corporation Law, as
         amended from time to time, and any successor to such Act.

                  (g) "Interest" means the rights in the Company afforded under this Agreement and the Delaware Act to any Member.

                  (h)  "Manager" means the Board of Directors, as set forth in
         Section 5.01(a) hereof.

                  (i) "Member" means any Person listed on the books and records of the Company who holds an Interest, and any Person who has been admitted hereafter to the Company as a Member pursuant to Section 2.03.

                  (j) "Net Profit" means the net income generated by the Company with respect to a Fiscal Period, as determined for Federal income tax purposes, provided that such income shall be increased by the amount of all income during such period that is exempt from Federal income tax and decreased by the amount of all expenditures made by the Company during such period that are not deductible for Federal income tax purposes and that do not constitute capital expenditures.

                  (k) "Net Loss" means the net loss generated by the Company with respect to a Fiscal Period, as determined for Federal income tax purposes, provided that such loss shall be decreased by the amount of all income during such period which is exempt from Federal income tax and increased by the amount of all expenditures made by the Company during such period that are not deductible for Federal income tax purposes and that do not constitute capital expenditures.

                  (l) "Officer" means any Person who has been designated as such pursuant to Section 6.01.

                  (m) "Person" means any individual, group of individuals, body, partnership, corporation, trust, or other entity.

                  (n) "Regulations" means the Regulations promulgated under the Code.

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                                   ARTICLE 1A

                  1.01A In connection with the formation of the Company, Almedica has contributed $75,000.00 in cash to the Company in exchange for 100% of the Common Interests of the Company (as defined in Section 1.05(d) hereof).

                  1.02A Subject to the approval of the shareholders of Base Ten, the Company shall grant, transfer and assign an aggregate of 20% of the Common Interests of the Company and transfer $75,000.00 to Base Ten in exchange for Base Ten's grant, transfer and assignment to the Company of all of Base Ten's right, title and interest in and to the software reflected in Schedule A, as it exists as of the effective date of this Agreement, including, without limitation, (i) all right, title and interest in and to such software, free and clear of any lien or encumbrance of any sort or kind, (ii) all available relevant documentation relating to the foregoing, including, but not limited to,
(a) all books, (b) ledgers, (c) files and (d) business records of every kind relating or pertaining to such software, including source code, and (iii) any copyrights, trademarks, tradenames or patents contained therein or related thereto.

                  1.03A Prior to the consummation of this Agreement, each of Base Ten and Almedica shall execute and deliver to the other a mutual release, substantially in the form of Exhibit A, by which each of Base Ten and Almedica release one another with respect to events and acts occurring prior to the date hereof, other than such claims that may arise in connection with this Agreement or the transactions contemplated hereby after the date hereof.

                                               ARTICLE 2

                                                Capital

                  2.01 Initial Capital. The initial capital of the Company shall be as set forth on Schedule 2.01 annexed hereto.

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                  2.02 Capital Accounts. The Company shall establish and
maintain capital accounts ("Capital Accounts") for each Member of the Company.

                  (a) Each Member's Capital Account shall be increased by (i) the dollar amount of any additional cash capital contributions to the Company by such Member pursuant to this Agreement; (ii) the fair market value of any property (other than cash), as agreed upon by all of the Members, contributed to the Company by such Member (net of liabilities with respect to any such contributed property that the Company is considered to assume or take subject to for purposes of Section 752 of the Code); (iii) allocations to such Member of Net Profit (and items thereof) made pursuant to this Agreement; and (iv) any other increases required by the Regulations.

                  (b) Each Member's Capital Account shall be decreased by (i) the dollar amount of any cash distributions made to such Member pursuant to this Agreement (other than amounts required to be treated as a payment for property or services under the Code); (ii) the fair market value of any property (other than cash), as agreed upon by all of the Members, distributed to such Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for purposes of Section 752 of the Code);
         (iii) allocations to such Member of Net Loss (and items thereof) pursuant to this Agreement; and (iv) any other decreases required by the Regulations.

                  (c) Before decreasing a Member's Capital Account (as described above) with respect to the distribution of any property to such Member, all Members' Capital Accounts shall be adjusted, as applicable, to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been previously reflected in the Members' Capital Accounts) would be allocated among the Members if there were a taxable disposition of such property by the Company on the date of distribution.

                  (d) In determining the amount of any liability for purposes of this Agreement, there shall be taken into account Section 752 and any other applicable provisions of the Code and any Regulations promulgated thereunder.

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                  (e) Members' Capital Accounts may (but are not required to) be adjusted in accordance with, and upon the occurrence of an event described in Regulations Section 1.704-1(b)(2)(iv)(f) of the Code, including but not limited to the addition of new Members, or the receipt of additional capital contributions, pursuant to this Agreement, to reflect a revaluation of the Company's assets and liabilities on the Company's books.

                  (f) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
         Section 1.704-1(b)(2)(iv) of the Code, as amended, and shall be interpreted and applied in a manner consistent with such Regulations. The Company shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations under Section 704 of the Code.

                  2.03 Admissions of New Members. New Members may only be admitted to membership in the Company upon the consent of a majority of the Board of Directors. New Members shall be admitted in accordance with the terms and conditions then promulgated by the Board of Directors. Each new Member agrees to be bound by the terms and provisions of the Certificate of Formation and this Agreement, as amended from time to time, and upon admission (which shall occur as of the date such Member is recorded on the books of the Company) the new Member shall have all rights and duties of Members in accordance herewith.

                  2.04 Interest. No interest shall be paid or credited to the Members on their Capital Accounts.

                  2.05 Additional Capital Contributions. In no event shall any Member be required to make any additional capital contribution to the Company. However, Members hereby authorize the Company to receive additional capital contributions and the Company may solicit such additional capital contributions from the Members, in an amount to be authorized by the Board of Directors. In the event that any Member(s) fails to make a capital contribution pursuant to any capital call approved by a majority of the Members, each such non-contributing Member's capital account shall be reduced on a pro-rata basis, reflecting the proportionate value of the contribution to each Member's Interest.

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                  2.06 Pre-emptive Right to Participate in Future Equity
Financings.

                  (a) In the event that the Company intends to issue additional Interests, including, but not limited to, creating classes or series of Common Interest in the Company (an "Equity Financing"), the Company shall give Base Ten the opportunity to purchase its pro-rata share of such Equity Financing, as determined by Base Ten's Common Interest Percentage, on the same terms as offered to other persons, as described in Section 2.06(b).

                  (b) The Company shall deliver to Base Ten, at least ten (10) business days prior to the closing of such Equity Financing, written notice describing the terms and conditions of the proposed Equity Financing, and providing Base Ten the opportunity to purchase its pro-rata share of the Equity Financing. Any portion of the Equity Financing required to be so offered, and so offered, which is not purchased (or irrevocably committed to be purchased) by Base Ten within ten (10) business days following the receipt by Base Ten of such offer, may be sold by the Company at any time thereafter on the same terms set forth in the offer, provided that, if the Company does not consummate such Equity Financing within forty-five (45) business days after receipt by Base Ten of the written notice in this Section 2.06(b), the right of Base Ten under this Section 2.06(b) shall apply anew to such Equity Financing.

                  2.07 Organizational Costs. If any amounts are provided by any Member to fund the organizational costs of the Company, such amounts shall be promptly repaid by the Company out of its available cash.

                                    ARTICLE 3

                                     Members

                  3.01 Actions by the Members; Meetings; Quorum; Majority. Members may vote, approve a matter or otherwise take any action either (i) in person, (ii) telephonically, (iii) by proxy or (iv) without a meeting by written consent. For any meeting of Members, the presence in person or by proxy of Members representing more than 50% of the Common Interest of all of the voting Members constitutes a quorum for the transaction of business. Any action approved at a meeting at which a quorum was present shall be the action of the Members. Voting percentages required to take any action in this Agreement represent the applicable portion of all Members' Common Interest, not just those considered present in the quorum.

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                  3.02 Action by Written Consent. Any action may be taken by the
Members without a meeting if authorized by the written consent of the Members representing more than 50% of the Common Interests of all of the voting Members. In no instance where action is authorized by written consent need a meeting of the Members be called or noticed. However, notice of any action proposed to be taken by written consent must be sent to all Members prior to taking such action, and notice of the action taken by written consent must be sent to all Members promptly after such action is taken.

                  3.03 Calling of Meetings. Meetings of the Members, for any purpose or purposes whatsoever, may be called at any time by (i) a majority of the Board of Directors, or (ii) the Members representing more than 50% of the Common Interests of all of the voting Members. Except in special cases where other express provision is made by statute, written notice of each such meeting signed by the Board of Directors or by such other person or persons as the Board of Directors shall designate, shall be given to each Member entitled to vote at the meeting, either personally or by mail or other means of written communication, charges prepaid, addressed to each such Member at its address appearing on the books of the Company or given by it to the Company for the purpose of notice at least forty-eight (48) hours prior to the meeting. If a Member gives no address, notice shall be deemed to have been given it if sent by mail or other means of written communication addressed to the place where the principal office of the Company is situated. All such notices shall be sent to each Member entitled thereto not less than one (1) nor more than sixty (60) calendar days before each meeting, and shall specify the place, the day and the hour of such meeting. Notices of any such meetings shall specify, in addition to the place, day and hour of such meetings, the purpose or purposes for which the meeting is called.

                  3.04 Waiver of Notice. The actions taken at any meeting of the Members, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present, and if no quorum is present, either before or after the meeting, all of the Members not present waive notice or consent to holding such meeting or approve the minutes thereof, which shall be deemed to have occurred automatically if the Members had actual knowledge of the meeting or notice of the meeting no less than two days prior to the date of the meeting. Any such waivers, consents or approvals executed in writing shall be filed with the records of the Company or made a part of the minutes of the meeting.

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                  3.05 Adjourned Meetings and Notice Thereof. Any meeting of the
Members, whether or not a quorum is present, may be adjourned from time to time
(i) by the vote of the Members representing more than 50% of the Common
Interests of all of the voting Members present in person or represented by proxy, or (ii) upon completion of business presented at the meeting, by the Board of Directors. In the absence of a quorum, no other business may be transacted at any such meeting. Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting. However, when any meeting of the Members meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

                  3.06 Encumbrances. No Member may encumber any property of any kind or sort owned or otherwise held by or on behalf of the Company, or any Interest in the Company, with any debt or lien without the prior approval of a majority of the Board of Directors.

                                    ARTICLE 4

                        Transfer of Interests; Redemption

                  4.01 Personal Property; Transferee's Interest. (a) Each Interest is personal property and may be transferred only in accordance with this Agreement. Without the consent of a majority of the Board of Directors, no Member may transfer, assign, pledge or otherwise directly or indirectly dispose of all or part of its Interest, except in accordance with the following terms and conditions.

                  (a) In the event that any Member ("Selling Member") owning more than 50% of the Company agrees to sell its Interest to an unaffiliated third party, and such third party desires to buy the Selling Member's entire Interest, the Selling Member agrees that, provided (i) such third party pays the same consideration in cash for the Interests of all Members and (ii) all terms of the purchase shall treat all Members equally, all Members will sell all their Interests to the third party at the price agreed to by the Selling Member.

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                  (b) In the event that a Selling Member receives a bona fide offer to purchase all or any portion of its Interest in the Company (an "Offer") from an unaffiliated third party (the "Offeror"), the Selling Member may at any time sell its Interest in accordance with the following provisions:

                           (A) The Selling Member shall deliver written notice
                  (the "Notice") of its desire to accept the Offer to the Company and to each Member. The Notice shall specify the name and address of the Offeror, the consideration to be paid, and all other material terms and conditions of the Offer.

                           (B) The Company and each Member shall have the right
                  to participate in the Offer on the terms and conditions herein stated (the "Tag-Along Right"), which right shall be exercisable upon written notice (the "Acceptance Notice") to the Selling Member within twenty (20) days of receipt of the Notice.

                           (C) Within ten (10) days after the date by which the
                  Company and/or Member(s) was first required to notify the Selling Member of its (or their) intent to exercise its (or their) Tag-Along Right, the Selling Member shall notify the Company and/or participating Member(s) of the date on which the sale pursuant to the Offer will be consummated, which shall be no later than the later of (a) thirty (30) days after the date by which the Company and/or Member(s) was required to notify the Selling Member of its (or their) intent to exercise the Tag-Along Right and (b) the satisfaction of any governmental approval or filing requirements applicable to the sale.

                           (D) In the event that the Offer is not consummated
                  within the period required by this Section or the Offeror fails timely to remit to each Member the Member's portion of the sale proceeds, the Offer shall be deemed to lapse, and any sale pursuant to such Offer shall be deemed to be in violation of the provisions of this Agreement unless the Selling Member once again complies with the provisions of this Section.

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                  4.02 Substitution of Members. If a majority of the Board of
Directors agrees to a proposed transfer of a Member's Interest, but does not consent to admit the transferee as a Member (which consent may be unreasonably withheld), such transferee shall have no right to become a Member, and upon receipt by the Company of an executed copy of the documents effecting such transfer, which shall be in form and substance reasonably satisfactory to the Board of Directors, shall only be entitled to its distributive share of Net Profit or Net Loss (as determined under Article 7) and distributions (as determined under Article 8), to which the transferring Member would otherwise have been entitled. If the transfer is approved by the Board of Directors and the admission of the transferee as a Member is also approved, such transferee shall have all the rights and powers and be subject to all the restrictions and liabilities of the Transferring Member, shall have the right to participate in the management of the business and affairs of the Company in the same manner as any other Member holding Interests and shall become a substituted Member.

                  4.03 Transferee's Interest. In the event a transferee acquires all or part of the Interest of an existing Member, the transferee's Interest, for purposes of this Agreement, shall be the Interest of the Transferring Member.

                  4.04 Limitations on Redemption of Capital Account. The right of any Member or the legal representatives of such Member to have distributed to it an amount equal to its Capital Account is subject to the provision by the Board of Directors for all Company liabilities in accordance with Section 18-607 of the Delaware Act, and for reserves for contingencies established by the Board of Directors in good faith.

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                                    ARTICLE 5

                               Board of Directors

                  5.01 Board of Directors.

                           (a) The Board of Directors shall act as the Manager
of the Company for purposes of the Delaware Act, and shall have all the rights and powers of a Board of Directors of a Delaware business corporation pursuant to the DGCL. No member of the Board of Directors need be a Member. The members of the Board of Directors shall be elected by the Members by plurality vote.

                           (b) The Board of Directors shall consist of no fewer
than four members. The initial members of the Board of Directors shall be the persons set forth on Schedule C to this Agreement. Any additional members may be elected to the Board of Directors by the Members representing more than 50% of the Common Interests of all of the voting Members; provided that, for so long as Base Ten owns no less than five 5% of the outstanding Common Interests of the Company, (i) Base Ten shall have the right to elect no fewer than one member of the Board of Directors, (ii) the Board of Directors may only be increased to more than four members upon the approval of a majority of the Board of Directors, and (iii) if the Board of Directors is increased to consist of greater than four members, Base Ten shall at all times have the right to elect to the Board of Directors, in the aggregate, such number of members equal to one-fourth of the total number of members on the Board of Directors (eliminating any fraction in excess of a whole number). In the event that the Board of Directors is deadlocked or tied (a two-to-two vote), the Members representing more than 50% of the Common Interests of all of the voting Members shall determine the issue in question.

                           (c) Vacancies. Any vacancy occurring on the Board of
Directors of the Company may be filled by the Board of Directors; provided that, Base Ten shall have the right, at its sole discretion, to fill any vacancy that occurs on the Board of Directors by reason of the resignation, removal or other termination of service as a member of the Board of Directors of any member of the Board of Directors elected by Base Ten; and further provided that, Almedica shall have the right, at its sole discretion, to fill any vacancy that occurs on the Board of Directors by reason of the resignation, removal or other termination of service as a member of the Board of Directors of any member of the Board of Directors elected by Almedica.

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                           (d) Members of the Board of Directors shall be
obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. The Board of Directors shall perform its duties in good faith, in a manner it reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                           (e) Except as otherwise stated herein, all actions of
the Board of Directors must be taken by majority vote of the members of the Board of Directors, either in person, telephonically or through any other means by which the members of the Board of Directors can communicate with each other as a group.

                           (f) Any action may be taken by the Board of Directors
without a meeting if authorized by the written consent of the a majority of the members of the Board of Directors. In no instance where action is authorized by written consent need a meeting of the Board of Directors be called or noticed. However, notice of any action proposed to be taken by written consent must be sent to all members of the Board of Directors prior to taking such action, and notice of the action taken by written consent must be sent to all members of the Board of Directors promptly after such action is taken.

                           (g) Subject to Section 7.01, the Board of Directors
may compensate employees and agents in such reasonable amounts as the Board of Directors deems appropriate for such person's services rendered to the Company by such Person (any such amount referred to herein as "Compensation"). Compensation shall be treated as an expense of the Company and shall not be deemed to constitute a distribution to the recipient of any profit, loss or capital of the Company.

                  5.02 Bank Accounts. From time to time, the Board of Directors may designate a person or persons, whether such persons be Members or not, to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions, or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain access to the Company safety deposit box or boxes, and generally sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.

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                                    ARTICLE 6

                                    Officers

                  6.01 Number; Titles; Election; Term; Qualification. The Company may have various officers, including a president, chief financial officer, vice president and such other officers and such agents as the Board of Directors may determine necessary from time to time. The Board of Directors shall appoint the officers or agents of the Company. Each officer and agent shall hold office at the pleasure of the Board of Directors in its sole discretion. Any Person may hold any number of offices. No officer or agent need be a Member.

                  6.02 Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors.

                  6.03 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board of Directors.

                  6.04 Authority. Officers shall have such authority and perform such duties in the management of the Company that a person holding that office in a corporation customarily has or as may be determined by the Board of Directors not inconsistent with the Delaware Act.

                                    ARTICLE 7

                                 Income and Loss

                  7.01  Net Profit and Net Loss.

                  (a) Net Profit for any Fiscal Period shall be allocated in accordance with the Capital Schedule, attached as Schedule D, subject to Section 704(b) of the Code.

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                  (b) Net Loss for any Fiscal Period shall be allocated in
         accordance with the Capital Schedule, attached as Schedule D, subject to Section 704(b) of the Code.

                  7.02 Allocations Under Section 704(c) of the Code. All items of income, gain, loss, deduction, or allowance attributable to, or requiring an adjustment to the basis of, any non-cash property contributed to the capital of the Company (or deemed to have been contributed to the capital of the Company following a termination under Section 708(b)(1)(B) of the Code) shall be allocated among the Members in accordance with Section 704(c) and Regulations
Section 1.704-3 of the Code so as to take account of any difference between the adjusted basis of the property to the Company for federal income tax purposes and the fair market value of the property on the date of contribution or deemed contribution.

                  7.03 Treatment as Partnership. It is the intent of the Company and its Members that the Company will be treated as a partnership for federal tax purposes. In no event will any election be made under any applicable Regulations to treat the Company as an association taxable as a corporation.

                  7.04 Allocation of Income and Loss in Respect of Transferred Interests.

                           (a) If any Interest in the Company is transferred, or
upon the admission or withdrawal of a Member, in accordance with the provisions of this Agreement during any calendar year, the income or loss attributable to such Interest for such calendar year shall be divided and allocated between the Members based upon an interim closing of the Company's books or on a daily basis, or as otherwise determined in the sole discretion of the Board of Directors. For the purpose of accounting convenience and simplicity and except as provided otherwise by the Board of Directors, the Company shall treat a transfer of, or any increase or decrease in, an interest in the Company as having been consummated on the first day of any Fiscal Period or other accounting period, regardless of when during such period such transfer, increase, or decrease actually occurs.

                           (b) Notwithstanding any provision above to the
contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets or liabilities of the Company shall be allocated solely to the Members owning Interests in the Company as of the date such sale or other disposition occurs.

                                    ARTICLE 8

                           Distributions and Expenses

                  8.01 Operating Distributions. The Company's cash available for distribution shall, at such times as the Board of Directors deems advisable, be distributed on a pro rata basis upon each Member's respective Interest in the Company.

                  8.02 Distribution on Sale of Assets, Dissolution and Liquidation. Upon the sale by the Company of all or substantially all of its assets or the dissolution and liquidation of the Company for any reason, after the payment of or provision for creditors, any remaining proceeds shall be distributed in accordance with the Capital Schedule, attached as Schedule D, and also in accordance with Regulation Section 1.704-1(b)(2)(ii)(b)(2) of the Code.

                  8.03 Expenses. Except as otherwise provided in this Agreement, the Company will be responsible for all expenses incurred by the Company after the effective date of this agreement, including, without limitation:

                           (a) all expenses related to the business of the Company (including all Compensation) and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Members of checks, financial reports, tax returns and notices required pursuant to this Agreement or in connection with the holding of any meetings;

                           (b) all expenses incurred in connection with any indebtedness or guarantees of the Company or any proposed or definitive credit facility or other credit arrangement;

                           (c) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

                           (d) all expenses for indemnity or contribution payable by the Company to any person;

                           (e) all expenses incurred in connection with the collection of amounts due to the Company from any person;

                           (f) all expenses incurred in connection with the preparation of amendments to this Agreement;

                           (g) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

                           (h) all expenses otherwise allocated in good faith to the Company by the Board of Directors.

                                    ARTICLE 9

                             Accounting and Records

                  9.01 Records and Accounting. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business.

                  9.02 Accounting Records. All books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business. Any Member may have access to inspect the books and records of the Company upon reasonable notice to the Company.

                  9.03 Tax Elections. Except as provided in Section 7.03, the Board of Directors shall make the following elections on behalf of the Company:

                           (a) To elect to have the Company's fiscal year end on
August 31, if permitted by applicable law;

                           (b)  To elect the accrual method of accounting; and

                           (c)  To elect with respect to such other federal,
state and local tax matters as the Board of Directors shall agree upon from time to time.

                  9.04 Annual Tax Information. The Board of Directors shall cause (i) the Company to deliver to each Member all information necessary for the preparation of such Member's federal income tax return, and (ii) cause the Company's accountant to prepare and file all tax returns and statements which the accountant determines must be filed on behalf of the Company with any taxing authority.

                  9.05 Audits and Financial Statements. The Company shall (i) employ independent accountants to conduct audits of the Company's books and records on an annual basis, (ii) establish appropriate accounts and financial tracking systems, and (iii) prepare quarterly and financial statements that are separate from, and not consolidated with, the financial statements of Almedica, and (iv) deliver unaudited quarterly financial statements to each Member no later than forty-five (45) days after the last day of each fiscal quarter and deliver audited annual financial statements to each Member no later than sixty
(60) days after the last day of each fiscal year.

                  9.06 Tax Matters Member. Almedica International Inc. shall be designated as the Tax Matters Member, within the meaning of Section 6231(a)(7) of the Code, and shall continue in that role until the Board of Directors shall designate another Member for that role.

                                   ARTICLE 10

                                      Term

                  The term of the Company shall begin on the date the Certificate of Formation is filed with the Delaware Secretary of State and shall continue indefinitely, unless terminated prior thereto by the Board of Directors or pursuant to the Delaware Act. The Company shall continue its existence in the event of the death, retirement, resignation, expulsion, removal, bankruptcy or dissolution of any Member.

                                   ARTICLE 11

                                 Indemnification

                  11.01 Indemnity. All present and former officers and directors of the Company shall be indemnified to the fullest extent permitted under
Section 145 of the DGCL; provided that, upon a majority vote of the Board of Directors who were not parties to the act, suit or proceeding in connection with which indemnification is sought, the indemnification of a present or former officer or director may exceed that provided under Section 145 of the DGCL, but may not be less than that provided under Section 145 of the DGCL.

                  11.02 Expenses. Any indemnification under Section 11.01, unless ordered by a court, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances. The determination must be made:

                           (a) by a majority of the Board of Directors who were
not parties to the act, suit or proceeding; or

                           (b) if such a majority of the Board of Directors
cannot be obtained, by independent legal counsel in a written opinion; or

                           (c) by independent legal counsel in a written
opinion, if a majority of the Board of Directors who were not parties to the act, suit or proceeding so orders.

                                   ARTICLE 12

                            Miscellaneous Provisions

                  12.01 Complete Agreement. This Agreement and the Certificate of Formation constitute the complete and exclusive statement of the Agreement among the Members with respect to the subject matter contained therein. This Agreement and the Certificate of Formation replace and supersede all prior agreements by and among the Members with respect to the subject matter contained herein.

                  12.02 Amendments. This Agreement may be amended only by a vote of the Members representing more than 50% of the Common Interests of all of the voting Members; provided that no such amendment may reduce the profit percentage or Capital Account of a Member without such person's written consent.

                  12.03 Merger; Dissolution and Other Actions. The Company may take any of the following actions only by a vote of the Members representing more than 50% of the Common Interests of all of the voting Members, provided that, if any of the following actions is proposed to be taken between or among the Company and one or more affiliates of the Company, the Company shall, at its own expense, and prior to taking any such action, obtain from an independent third party an opinion that the terms of the proposed action are fair, and that the rights of all Members will be preserved according to their proportional interest in the Company:

                           (a) merger or consolidation of the Company;

                           (b) dissolution and winding up of the Company's
affairs;

                           (c) sale or transfer of any of the assets of the
Company other than in the ordinary course of the Company's business, except as expressly provided in this Agreement;

                           (d) transfer by the Company of any Interest in the
Company other than in the ordinary course of the Company's business;

                           (e) agreement or understanding, written or otherwise,
between or involving Almedica and the Company, other than this Agreement; or

                           (f) operation by the Company of a business that is
inconsistent with the Clinical Business, as defined in Article I of this Agreement.

                  12.04 Applicable Law. The Certificate of Formation and this Agreement shall be governed exclusively by their terms and the laws of the State of Delaware.

                  12.05 Jurisdiction; Jury Trial. The Chancery Court of the State of Delaware shall have exclusive jurisdiction in any suit, action or proceeding arising out of, or relating to, this Agreement. Each Member waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of, or that its property is exempt or immune from attachment or execution by, the Chancery Court of the State of Delaware, or that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each Member further waives its right to a jury trial in any suit, action or proceeding arising out of, or relating to, this Agreement. Each Member further agrees that no punitive or consequential damages shall be awarded in any such suit, action or proceeding.

                  12.06 Notices. All notices, claims, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

                  If to Almedica International Inc.:

                  Almedica International Inc.
                  75 Commerce Drive
                  Allendale, New Jersey  07401
                  Attention: President
                  Facsimile Number: (201) 995-0728

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Attention: Philip H. Harris, Esq.
                  Facsimile Number: (212) 735-2000

                  If to Base Ten:

                  Base Ten Systems, Inc.
                  One Electronics Drive
                  Trenton, New Jersey  08619
                  Attention:  President
                  Facsimile Number: (609) 586-3677

                  With a copy to:

                  Pitney, Hardin, Kipp & Szuch
                  200 Campus Drive
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Attention: Joseph Lunin, Esq.
                  Facsimile Number: (973) 966-1550


                  12.07 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein.

                  12.08 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

                  12.09 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the existing Members, all new and substituted Members, and their respective assignees (whether permitted by this Agreement or not), heirs, legal representatives, successors and assigns.

                  IN WITNESS HEREOF, this Agreement is adopted as of the date written above.



                                    MEMBERS:

                                    Almedica International Inc.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:





                                    Base Ten Systems, Inc.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE A

                  List of Software, Hardware and Related Items

Software

o ADLS – all releases, including ADLS 5.4 and the Web-enabled version (all prior releases from ADLS 5.3a back to ADLS 5.0), including ADLS, WYSIWYG, JumpStart, ADLS Navigator, Package Diagram Editor, Quick Reference Cards.

o    ADMS – all releases including ADMS 1 & 2.

o    CMIS – all releases of CMIS 1 & 2.

o    AlmediFax/FL and AlmediFax/DE; all releases.

o    AlmediClaSS – all source code contained in release 1.

o    All copies of World Fonts.

o    All copies of Bartastic.

Hardware

o    Three Servers: NT Server; NT Server 2; Dev Server.

o    All remaining laminators.

o    PC&#8217's from training room.

o    PC&#8217's used for software validation.

o    PC&#8217's used for demonstration.

o    Esselte Meto 1620 Laser Printer.

o    Two (2) Zebra printers.

                                   SCHEDULE A

Related Items

o    All escrow accounts pertaining to the software listed above.

o    All documents for all of the software listed above.

o All client files and correspondence pertaining to the software listed above.

o    All Sop&#8217's and development methodologies.

o    All help desk files.

o    All installation programs.

o    All Oracle licenses.

                                   SCHEDULE B

                                 Initial Capital


                     Almedica International Inc.: $75,000.00
                           Base Ten Systems, Inc.: $0

                                   SCHEDULE C

                            Directors of the Company


                                  Edward Neiss
                                  Clark Bullock
                                Robert Bronstein
                               Edward J. Klinsport

                                   SCHEDULE D


                                Capital Schedule


                        Almedica International Inc.: 80%
                           Base Ten Systems, Inc.: 20%

                                    EXHIBIT A

                                    EXHIBIT B

                                   DISCLOSURES

                  THE INTERESTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                  THERE WILL NOT BE ANY PUBLIC MARKET FOR THE INTERESTS. THE AGREEMENT GENERALLY PROHIBITS TRANSFERS OF INTERESTS WITHOUT THE CONSENT OF THE MANAGER IN ITS SOLE DISCRETION AND FEDERAL AND STATE SECURITIES LAWS ALSO RESTRICT TRANSFERS OF INTERESTS.